Exhibit 99.1

Press release, dated February 19, 2010, announcing completion of the Merger

Brent DiGiorgio
Corporate Communications
203.338.3135 Fax: 203.338.3461
brent.digiorgio@peoples.com

Jared Shaw
Investor Relations
203.338.4130
jared.shaw@peoples.com

FOR IMMEDIATE RELEASE

February 19, 2010

PEOPLE’S UNITED FINANCIAL COMPLETES ACQUISITION OF FINANCIAL FEDERAL CORPORATION

BRIDGEPORT, CT – People’s United Financial, Inc. (NASDAQ: PBCT) announced today that it completed its acquisition of Financial Federal Corporation, a $1.3 billion financial services company providing collateralized lending, financing and leasing services nationwide to small and medium sized businesses nationwide. The combined company has over $22 billion in assets.

“We are very pleased that Financial Federal Corporation is now part of People’s United and look forward to working together to continue growing our equipment financing business,” said Philip R. Sherringham, President and Chief Executive Officer of People’s United Financial. “This transaction marries the low-cost funding of our deposit base and our substantial excess liquidity with the high-yielding Financial Federal portfolio. The combination complements our People’s Capital and Leasing Corp. equipment financing business, which we have operated since 1997. It is expected to be significantly accretive to earnings and is not dilutive to capital, providing us with continued outstanding flexibility as we continue to evaluate and pursue strategic growth opportunities, including attractive acquisitions of banks.”

“We are delighted to join the People’s United team,” said Paul R. Sinsheimer, President of Financial Federal Credit Inc., now a subsidiary of People’s United Bank. “The transaction is a great fit on many levels, with shared conservative credit cultures and very little overlap in the sectors that we serve.”

Under the terms of the Merger Agreement, former Financial Federal shareholders will receive, in exchange for each share of Financial Federal common stock, $11.27 in cash and one share of People’s United common stock.

People’s United Financial, Inc. is a diversified financial services company providing consumer and commercial banking services through a network of more than 300 branches in Connecticut, Vermont, New Hampshire, Maine, Massachusetts and New York. Through its subsidiaries, People’s United Financial provides equipment financing, asset management, brokerage and financial advisory services, and insurance services.

This press release contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and this statement is included for purposes of complying with these safe harbor provisions. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) costs or difficulties related to the integration of the businesses following the merger; (2) changes in general, national or regional economic conditions; (3) the risk that the anticipated benefits, cost savings and any other savings from the transaction may not be fully realized or may take longer than expected to realize (4) changes in loan default and charge-off rates; (5) reductions in deposit levels necessitating increased borrowings to fund loans and investments; (6) changes in interest rates or credit availability; (7) changes in levels of income and expense in noninterest income and expense related activities; and (8) competition and its effect on pricing, spending, third-party relationships and revenues. A further list and description of risks, uncertainties, and other matters can be found in People’s United Financial’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and in its reports on Forms 10-Q and 8-K. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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